STOCK PURCHASE AGREEMENT dated as of January 20, 1999 (the "Agree ment") by
and  between  JOEL  A.  KRAMER   ("Seller")   and  TELEBYTE   TECHNOLOGY,   INC.
("Purchaser"). RECITALS :

     Seller owns 262,635 Common Shares (the "Shares") of the Purchaser and options (the "Options") to purchase 10,000 Common Shares of Purchaser (the "Underlying Shares").

     Upon the terms and conditions of this Agreement, (i) Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares and (ii) Seller and Purchaser desire to cancel the Options.

     NOW, THEREFORE, in consideration of the recitals and the respective covenants, representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

1.1 Sale And Purchase of Shares. At the Closing (as hereinafter defined), Seller shall sell and deliver to the Purchaser, and the Purchaser shall purchase from Seller, upon and subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in and to all of the Shares, free and clear of any and all claims, liens, pledges, options, charges, restrictions, security interests, encumbrances or other rights of third parties, whether voluntarily incurred or arising by operation of law, and including, without limitation, any agreement to give any of the foregoing in the future (collectively, "Liens").

1.2 Cancellation of Options. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall execute and deliver to Purchaser such instruments, documents and agreements as contemplated by Sections 5.5 and 5.7 hereof to effect the cancellation and termination of the Options.

1.3      Purchase Price.

         1.3.1 Purchase Price. Subject to the terms of this Agreement, the purchase price for the Shares, cancellation of Options and Seller's restrictive covenant contemplated by the Termination Agreement, as hereinafter defined shall be an aggregate of One Million Seventy-Five Thousand One Hundred Ninety Dollars ($1,075,190) (the "Purchase Price").

         1.3.2 Payment of Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser, as full payment of the Purchase Price, will deliver to the Seller a bank or certified check in the amount of the Purchase Price (the "Closing Payment").

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




     1.3.3 Allocation of Purchase Price. The Purchase Price shall be allocated hereunder as follows:

                        Dollar Amount             Allocation

                         $867,510                 The Shares

                         $  17,680                Cancellation of the Options

                         $190,000                 The restrictive covenant
                                                  contemplated by the
                                                  Termination Agreement, as
                                                  hereinafter defined.

It is agreed that the apportionments set forth above were arrived at by arm's length negotiation and properly reflect the respective fair market values of the foregoing. Seller and Purchaser each hereby covenants and agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.3.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller makes the following  representations  and warranties to
Purchaser:

2.1      Shares.

               (a) Seller owns the Shares and Options free and clear of any and all Liens.

               (b) The Shares being sold and Options being cancelled pursuant to this Agreement constitute all of the issued and outstanding shares and options to purchase shares of Purchaser owned beneficially and of record by Seller.

               (c) The Seller is the sole record and beneficial owner of the Shares and Options, the Seller has good and marketable title to the Shares and Options and the absolute and unqualified right to sell, transfer and deliver the Shares to the Purchaser and cancel the Options; and the delivery of the Shares to the Purchaser pursuant to the provisions hereof will transfer valid title thereto, free and clear of any and all Liens.

               (d) There are no subscriptions, options, warrants, rights or calls or other commitments, understandings or agreements to which Seller is a party or by which he is bound, or of which Seller is aware, calling for the transfer, sale or other disposition of the Shares or Options.

               (e) Giving effect to the transactions contemplated hereby (and without giving such effect), to the best of Seller's knowledge, Seller's spouse and children own in the aggregate, of record and beneficially, no more than five (5%) percent of the Purchaser's issued and outstanding shares of Common Stock.

               (f) The Options have not been exercised, sold, transferred, assigned or otherwise disposed of or cancelled.

               (g) For purposes of this Agreement, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended(the "Exchange Act").

2.2 Consents. No consents of governmental or other regulatory agencies and/or of other parties are required to be received by or on the part of Seller to enable Seller to enter into and carry out this Agreement and the transactions contemplated hereby to be performed by Seller.

2.3 Authority; Binding Nature of Agreement. Seller has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller and is enforceable in accordance with its terms.

2.4 No Breach. Neither the execution and delivery of this Agreement nor compliance by Seller with any of the provisions hereof nor the consummation of the transactions contemplated hereby will:

               (a) violate or result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any material contract to which Seller is a party or by which he is bound;

               (b) result in the creation of any Lien upon the Shares, Options or Underlying Shares;

               (c) violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the Shares, Options or Underlying Shares; or

               (d) violate any law or regulation of any jurisdiction relating to Seller.

2.5 No Commitments or Liabilities. During the twelve month period ending on the date hereof (and if the Closing occurs, on the Closing Date), Seller has not entered into any transaction outside the ordinary course of business, consistent with past practice , which is not reflected in the books and records of Purchaser and which involves in excess of Twenty-Five Thousand ($25,000) Dollars.

2.6  Litigation;   Compliance  with  Law.  There  are  no  actions,  suits,
proceedings or governmental investigations relating to Seller or any of Seller's assets pending or, to the knowledge of Seller, threatened, or any order, injunction, award or decree outstanding, against Seller or against or relating to any of Seller's assets; and there exists no basis for any such action, suit, proceeding, governmental investigation, order, injunction, award or decree which would have a material adverse effect on Seller or Seller's ownership of the Shares, Options or Underlying Shares.

2.7 Transactions With Affiliates. Except as set forth in Schedule 2.7 attached hereto and made a part hereof, there is no loan, lease, contract, agreement, commitment, understanding, obligation, payment or other transaction, verbal or written, fulfilled or unfulfilled (collectively, "Agreements") between or among Seller and/or Seller's spouse and/or any affiliate, as such term is defined under the Securities Act of 1933, as amended (the "Securities Act") (together with a Seller's spouse, in each case, an "Affiliate") on the one hand, and Purchaser, on the other. Except for ownership of up to two (2%) percent of the total outstanding capital stock of any entity the securities of which are listed on a national securities exchange or quoted on the Nasdaq system, Seller does not own, directly or indirectly, any interest in, or serve as an officer or director of, or in any similar capacity for, any competitor, customer, provider or supplier of or to the Purchaser or any organization which has an Agreement with Purchaser.

2.8 Purchaser's Property. Schedule 2.8(a) attached hereto and made a part hereof contains a true, accurate and complete description of all tangible and intangible personal property owned, leased, licensed or loaned by, to or from Purchaser (including, without limitation, keys, documents, Purchaser credit and telephone calling cards, building or Purchaser identification cards, cellular telephones, car service authorization and identification cards, computers and related equipment, software, automobiles, stationary, business cards and all other Information as defined in Section 12.3 hereof) and in the possession of Seller or any Affiliate (collectively, "Purchaser's Property"). Schedule 2.8(b) hereto lists certain property which the parties acknowledge does not belong to Purchaser.

2.9 Brokers. Seller has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

2.10 Untrue or Omitted Facts. No representation, warranty or statement by Seller in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, there is no fact known to Seller that has had, or which may be reasonably expected to have, a materially adverse effect on Seller and/or Seller's ownership and/or transfer hereunder of the Shares and/or cancellation of the Options that has not been disclosed in this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser makes the following representations and warranties to Seller:

3.1 Consents. No consents of governmental and other regulatory agencies and of other third parties are required to be received by or on the part of Purchaser to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

3.2 Authority; Binding Nature of Agreement. Purchaser has the power to enter into this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and binding obligation of Purchaser, has been duly authorized by the Purchaser's Board of Directors (or a special committee thereof empowered to act on behalf of the Board of Directors) and is enforceable in accordance with its terms.

3.3 No Breach. Neither the execution and delivery of this Agreement nor compliance by Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby will:

          (a) violate or result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any material contract to which Purchaser is a party or by which it is bound;

          (b) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser; or

          (c) violate any law or regulation of any jurisdiction relating to Purchaser.

3.4 Brokers. Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

3.5 Untrue or Omitted Facts. No representation, warranty or statement by Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, there is no fact known to Purchaser that has had, or which may be reasonably expected to have, a materially adverse effect on Purchaser and/or Purchaser's purchase hereunder of the Shares that has not been disclosed in this Agreement.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

4.1 Seller Covenants. Seller hereby covenants that from and after the date hereof and until the Closing or earlier termination of this Agreement:

          (a) The Shares.  Seller will not, without the prior written consent of
     Purchaser: sell, deliver, exercise, cancel or otherwise transfer or agree or commit to sell or deliver, exercise, cancel or otherwise transfer (whether through the granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) the Shares, Options and/or Underlying Shares, as the case may be, or agree to do any of the foregoing.

          (b) No Breach.

               (i) Seller will (A) use his best efforts to assure that all of his representations and warranties contained herein are true as of the Closing as if repeated at and as of such time, that no breach or default shall occur with respect to any of his covenants, representations or warranties contained herein that has not been cured by the Closing and that all conditions to Purchaser's obligation to enter into and complete the Closing which are required or contemplated to be satisfied by Seller are satisfied in a timely manner; (B) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties or would impede the satisfaction of such conditions; and (C) promptly notify Purchaser of any event or fact which represents or is likely to cause such a breach or default or result in such an impediment.

               (ii) Without limiting the generality of the foregoing, Seller agrees to use his best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          (c) Actions by Seller. Except for Agreements where the total aggregate value of goods and services and/or payments to be made to or by Purchaser are less than Twenty-Five Thousand ($25,000) Dollars (with respect to each such agreement or series of related agreements) and which are in the ordinary course of business consistent with past practice, Seller will not without the prior written consent of Purchaser, enter into any Agreement by, or on behalf of, Purchaser. In any event, Seller shall conduct himself only in the ordinary course of business as President of Purchaser, consistent with past practice.

          (d) No Negotiations. Seller shall not, directly or indirectly, enter into or conduct negotiations, or enter into any contract, commitment or other agreement, for the sale or possible sale of any of the Shares or Options or Underlying Shares.

                                    ARTICLE V

                           CONDITIONS PRECEDENT TO THE
                        OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing (except with regard to the condition set forth in Section 5.8 hereof, which must be satisfied within the time indicated therein), of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law):

5.1 Representations and Warranties. All representations and warranties of Seller contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

5.2 Covenants. Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him prior to or at the Closing.

5.3 Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by the Seller, as to the satisfaction of the conditions contained in Sections 5.1 and 5.2 hereof.

5.4 The Shares. Purchaser shall have received (i) a stock certificate or certificates representing the Shares, duly endorsed in blank, or accompanied by a stock power duly executed in blank, in either case with signatures medallion guaranteed and all necessary transfer tax stamps affixed and cancelled and (ii) such other documentation as may be required by the transfer agent of Purchaser to give effect to the transfer (collectively, the "Certificate"). Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Shares and/or the execution of the stock powers and other documents delivered in connection with the transfer.

5.5 Options. Purchaser shall have received the documents constituting the Options marked "cancelled" by Seller.

5.6 Consulting Agreement. Seller shall have executed and tendered to Purchaser a Consulting Agreement in, or substantially in, the form attached hereto as Exhibit A (the "Consulting Agreement").

5.7 Termination Agreement. Seller shall have executed and tendered to Purchaser a Termination Agreement (the "Termination Agreement") in, or substantially in, the form attached hereto as Exhibit B.

5.8 Release. Seller shall have executed and delivered, at least seven (7) days prior to the Closing, an Agreement and Release in, or substantially in, the form attached hereto as Exhibit C (which Seller hereby acknowledges, he had at least twenty-one (21) days prior to the date hereof) and such release shall not have been revoked by Seller and Purchaser shall have received documentation satisfactory to it, in its sole and absolute discretion, which shall be final, conclusive and binding, that such Agreement and Release has not been revoked (collectively, the "Release Documents")

5.9 Fairness Opinion. Purchaser shall have received an opinion from a firm satisfactory to it to the effect that the transactions contemplated hereby are fair, from a financial viewpoint, to the shareholders of Purchaser.

5.10 Financing Contingency. Purchaser shall have obtained financing so that the total aggregate amount of funds immediately available from Purchaser's lending institution shall be not less than One Million Seven Hundred Fifty Thousand ($1,750,000) Dollars (of which One Million ($1,000,000) Dollars shall have been funded on the Closing Date on account of the Purchase Price) upon terms satisfactory to Purchaser, in Purchaser's sole and absolute discretion, which shall be final, conclusive and binding.

5.11 Purchaser's Property. Seller and all Affiliates shall have returned to Purchaser all Purchaser's Property. Seller shall have delivered a certificate certifying same (the "Property Certificate").

5.12 Resignation of Robert Kramer. Purchaser shall have received the resignation
of  Robert  Kramer  from  all  capacities  with  Purchaser,   including  without
limitation, as a Director of Purchaser, effective as of the Closing Date.

5.13 Form 4. Purchaser shall have received from Seller a duly executed Form 4 reflecting, among other things, the transactions contemplated hereby ("Seller's Form 4").

5.14 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental or other regulatory body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby.

5.15 Consents; Licenses and Permits. Seller and Purchaser, respectively, shall have obtained all consents, licenses and permits of third parties, including, without limitation, regulatory authorities, necessary for the performance by each of them of all of their respective obligations under this Agreement, including, without limitation, the transfer of the Shares as contemplated hereby, and such other consents, if any, to prevent (i) the occurrence of a breach under any agreement of Seller and Purchaser, respectively, with any person, the termination of which would have a material adverse effect on Purchaser's business or (ii) any liability or obligation of Purchaser becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

5.16 Nevada Statutes. This Agreement and acquisition of the Shares contemplated hereby shall be in compliance with Chapter 78 of the Nevada Revised Statutes.

5.17 Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken and Seller shall have full power and right to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                                 SELLER TO CLOSE

         The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Seller (except when the fulfillment of such condition is a requirement of law):

6.1 Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.2 Covenants. Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.3 Certificate. Seller shall have received a certificate, dated the Closing Date, signed by the Chief Financial Officer of Purchaser, as to the satisfaction of the conditions contained in Sections 6.1 and 6.2 hereof.

6.4 Closing  Payment.  Purchaser  shall have  tendered  the  Closing  Payment to
Seller.

6.5 Consulting Agreement. Purchaser shall have executed and tendered to Seller, the Consulting Agreement.

6.6 Termination Agreement. Purchaser shall have executed and tendered to Seller the Termination Agreement.

6.7 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or by a governmental or other regulatory body or agency, or have been threatened, and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby.

6.8 Consents; Licenses and Permits. Purchaser shall have obtained all consents, licenses and permits of third parties, including, without limitation, regulatory authorities, necessary for the performance by it of all of its obligations under this Agreement.

6.9 Corporate Actions. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken and Purchaser shall have full power and right to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                     CLOSING

7.1 Location. The closing (the "Closing") provided for herein shall take place at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554 at 10:00 A.M. three (3) days following the satisfaction of the conditions set forth in Articles V and VI hereof but not latter than January 20, 1999, or on such date and at such place as may be mutually agreed to by the parties. Such date is referred to in this Agreement as the "Closing Date."

7.2 Items to be Delivered to Purchaser. At or prior to the Closing, Seller will deliver or cause to be delivered to Purchaser:

                  (a)      the certificate required by Section 5.3 hereof;

                  (b)      the Certificate required by Section 5.4 hereof;

                  (c)      the Options required by Section 5.5 hereof;

                  (d) the Consulting Agreement required by Section 5.6 hereof;

                  (e) the Termination Agreement required by Section 5.7 hereof;

                  (f)      the Release Documents required by Section 5.8 hereof;

                  (g)      Purchaser's   Property  and the  Property Certificate
                           required by Section 5.11 hereof;

                  (h)      Seller's Form 4 required by Section 5.13 hereof; and


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



                  (i) such other certified resolutions, documents and certificates as are required to be delivered to Purchaser by or on behalf of Seller pursuant to the provisions of this Agreement or which otherwise confirm that all of the conditions precedent to the obligation of Purchaser to close have been satisfied.

7.3 Items to be Delivered to Seller. At the Closing, Purchaser will deliver or cause to be delivered to Seller:

               (a) the certificate required by Section 6.3;

               (b) the Closing Payment required by Section 6.4 hereof;

               (c) the Consulting Agreement required by Section 6.5 hereof;

               (d) the Termination Agreement required by Section 6.6 hereof;

               (e) certified  copies of all corporate action required by Section
               6.9 hereof; and

               (f) such other certified resolutions, documents and certificates as are required to be delivered by Purchaser pursuant to the provisions of this Agreement or otherwise confirm that all of the conditions precedent to the obligation of Seller to close have been satisfied.


                                  ARTICLE VIII

                         RESTRICTIONS ON CERTAIN ACTIONS
                                    BY SELLER

8.1 Restrictions on Purchases, Sales and Other Actions by Seller. Seller agrees that he will not, and will not cause or permit any of his Affiliates directly or indirectly, through one or more entities, without the prior written consent of Purchaser, to:

                  (a) Acquisition and Voting Restrictions. Acquire, directly or indirectly, by purchase or otherwise, the beneficial ownership of any voting securities of Purchaser, or any options, rights or warrants to acquire any voting securities of Purchaser or proxies to vote any voting securities of Purchaser. Any voting securities of Purchaser owned by the Seller and his Affiliates shall be voted as follows: any voting securities of Purchaser owned by Seller and his Affiliates shall be voted in accordance with the recommendation of the Board of Directors of Purchaser on all matters presented to shareholders of Purchaser, and voting securities of Purchaser owned by Seller and his Affiliates shall always be voted as present for purposes of obtaining a quorum at any meeting of shareholders.


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                  (b) Option and Sales  Restrictions.  Grant any option or other right to any Person, as such term is defined in Section 2(2) of the Securities Act.

                  (c)      Restrictions Upon Certain Actions.

                         (i) Solicit or  encourage  any Person,  as such term is
                    defined in Section 2(2) of the Securities Act, to solicit any proxies with respect to any voting securities of Purchaser under any circumstances, or become a "participant" in any "election contest" relating to the election of Directors of Purchaser (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), or seek to advise or influence any person with respect to the voting of any voting securities of Purchaser;

                         (ii) Act together with any other Person for the purpose
                    of acquiring, holding, voting or disposing of any voting securities of Purchaser or any options or other rights to acquire any such securities;

                         (iii) Solicit any person for the approval of,  initiate
                    or propose one or more shareholder proposals with respect to Purchaser, as described in Rule 14a-8 under the Exchange Act;

                         (iv) Advise, encourage or assist any Person in the acquisition of any voting securities of Purchaser or options or rights to acquire any such securities; or

                         (v) Act alone or  together  with any Person to acquire,
                    or propose a business combination with, Purchaser, or to control or influence the management, Board of Directors or policies of Purchaser.

8.2 Termination of Restrictions. The restrictions set forth in Section 8.1 shall terminate five (5) years from the Closing Date.

                                   ARTICLE IX

                              POST-CLOSING MATTERS

9.1 Further Assurances. On and after the Closing Date, upon the request of Purchaser, Seller shall take all such further actions and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to convey and transfer to, and vest in, Purchaser, and to protect Purchaser's right, title and interest in and to, and enjoyment of, the Shares intended to be assigned, transferred, conveyed and delivered pursuant to this Agreement.

9.2 Section 16 Obligations. Seller shall file Seller's Form 4 on a timely basis in accordance with applicable rules and regulations of the Securities and Exchange Commission. Unless Seller notifies Purchaser otherwise in writing at least ten (10) days prior to the date any filing other than

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Seller's Form 4 may be due, Seller hereby authorizes Purchaser to assume that no filings are required to be made by Seller under Section 16 of the Exchange Act.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

10.1 Survival. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing.

10.2     Indemnification.

         10.2.1 General Indemnification Obligation of Seller. From and after the Closing, Seller will reimburse, indemnify and hold harmless Purchaser and its respective successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 10.2.1.

         10.2.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Seller and its respective successors and assigns (an "Indemnified Seller Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 10.2.2.


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



         10.2.3       Method of Asserting Claims, Etc.

                  (a) In the event that any claim or demand for which Seller would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall notify Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller shall thereupon, at his sole cost and expense, defend the Indemnified Purchaser Party against such claim or demand with counsel reasonably satisfactory to Purchaser.

                  (b) Seller shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Indemnified Purchaser Party pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance reasonably satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

                  (c) In the event an Indemnified Purchaser Party should have a claim against Seller hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall send a Claim Notice with respect to such claim to Seller.

                  (d) All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Seller".

10.3 Payment. Upon the determination of the liability under Section 10.2 hereof,
the  Seller   shall  pay  to   Purchaser,   within  ten  (10)  days  after  such
determination, the amount of any claim for indemnification made hereunder.

10.4 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.



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



                                   ARTICLE XI

                             TERMINATION AND WAIVER

11.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing:

          (a) By mutual consent of the Special Committee of the Board of Directors of Purchaser, currently consisting of Jamil Sopher and Kenneth Schneider, and Seller;

          (b) By Purchaser if any of the conditions set forth in Article V hereof shall not have been fulfilled on or prior to January 20, 1999 or shall become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by Purchaser or its officers and Directors (other than Joel Kramer and/or Robert Kramer), and shall not have been waived; or

          (c) By Seller, if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to January 20, 1999 or shall have become incapable of fulfillment, in each case except as such shall have been the result, directly or indirectly, of any action or inaction by Seller and shall not have been waived.

         If this Agreement is terminated as described above, this Agreement shall be of no further force and effect, without any liability or obligation on the part of any of the parties except for any liability which may arise pursuant to Sections 12.3 hereof or as a result of a party's willful failure to consummate the transactions contemplated hereby.

11.2 Waiver. Any condition to the performance of the parties which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 Sales, Transfer and Documentary Taxes. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase and sale of the Shares in accordance herewith.

12.2 Expenses. Each of the parties shall bear its or his own expenses in connection herewith.

12.3 Confidential Information. Seller hereby agrees that he and his Affiliates and representatives at all times hereafter will hold in a fiduciary capacity and in strict confidence all information, data and documents received from Purchaser (collectively, "Information") and will not, without the consent of Purchaser, use or disclose, directly or indirectly, the Information in any manner whatsoever, in whole or in part. Notwithstanding the foregoing, the obligations under this Section 12.3 to maintain such confidentiality shall not apply to any Information (a) that is in the public domain at the time furnished by the disclosing party, (b) that becomes in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or (c) that is required by applicable law to be disclosed.

12.4 Equitable Relief. The parties agree that the remedy at law in any breach or threatened breach of the provisions of Article IV or Section 12.3 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

12.5 Publicity. Seller hereby agrees that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by him without the advance approval of both the form and substance of the same by the Purchaser and its counsel, which shall be final, conclusive and binding. Seller further agrees that the terms of this Agreement shall not be divulged by Seller, unless such terms have been publicly released in accordance with the provisions hereof. Purchaser shall provide Seller with any release or filing disclosing this transaction and Seller shall have a reasonable opportunity to comment thereon prior to dissemination.

12.6 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.


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



12.7 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier, or telecopier as follows:

         If to Purchaser at:

         Telebyte Technology, Inc.
         270 Pulaski Road
         Greenlawn, New York 11740
         Telecopier Number: (516) 385-8184

         With a copy to:

         Certilman Balin Adler & Hyman, LLP
         90 Merrick Avenue
         East Meadow, New York  11554
         Attention: Steven J. Kuperschmid, Esq.
         Telecopier Number: (516) 296-7111

         If to Seller, at:

         Joel A. Kramer
         4 Sycamore Drive
         Woodbury, New York 11797
         Telecopier Number: (516) 367-7296

         With a copy to:

         Rivkin Radler & Kremer
         EAB Plaza
         Uniondale, New York 11556-0111
         Attention: Barry R. Shapiro, Esq.
         Telecopier Number: (516) 357-3333

or at such other address as any party may specify by notice given to the other party in accordance with this Section 12.7. No amendment, modification, consent, notice, waiver or other communication required or permitted to be given by Purchaser hereunder shall be effective or binding upon Purchaser if executed on behalf of Purchaser only by Seller and/or Robert Kramer.

12.8 Choice of Law; Severability. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

12.9 Successors and Assigns; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other.

12.10 Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                  WITNESS the execution of this Agreement as of the date first above written.



                                       /s/ Joel A. Kramer
                                       ----------------------------
                                       Joel A. Kramer, Individually

                                       TELEBYTE TECHNOLOGY, INC.

                                       By: /s/ Kenneth S. Schneider

                                       Name: Kenneth S. Schneider
                                                  (Please Print)

                                       Title: Senior Vice President



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